UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                         Date of Report: August 24, 2004
                        (Date of earliest event reported)



                           QUEST RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)



            Nevada                   0-17371              88-0182808
 (State or other jurisdiction      (Commission         (I.R.S. Employer
     of incorporation or           File Number)     Identification Number)
        organization)


                         9520 North May Ave., Suite 300
                          Oklahoma City, Oklahoma 73120
          (Address of principal executive offices, including zip code)



                                 (405) 488-1304
              (Registrant's telephone number, including area code)





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ITEM 4.01.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On August 24, 2004, we dismissed our current registered public accounting firm, Clyde Bailey, P.C. and engaged a new registered public accounting firm, Murrell, Hall, McIntosh & Co., PLLP.

      Our former registered public accounting firm's report on our financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles.

      Our decision to change registered public accounting firms was approved by our audit committee and was due to the following factors:

o the size and complexity of our operations have out-grown the resources of our current registered public accounting firm, which is a sole practitioner, and

o the provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Public Company Accounting Oversight Board relating to audit partner rotation required us to select a new registered public accounting firm for the audit of our 2004 fiscal year ended May 31, 2004.

      We did not have any disagreements with our former registered public accounting firm, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former registered public accounting firm's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

      A letter from our former registered public accounting firm stating whether it agrees with the above disclosures has been filed as an exhibit to this report.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

      The following material is furnished pursuant to Item 9.01 as an exhibit to this Current Report on Form 8-K.

      (c) Exhibits

      Exhibit Number    Description
      --------------    -----------

          16.1 Letter from Clyde Bailey, P.C. dated August 24, 2004 regarding change in certifying accountant.


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

                                   SIGNATURES
                                   ----------


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    QUEST RESOURCE CORPORATION



                                    By:  /s/  Jerry D. Cash
                                         -----------------------------
                                         Jerry D. Cash
                                         Co-Chief Executive Officer

      Date: August 27, 2004





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